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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) AUGUST 30, 2004

                         CHOICE ONE COMMUNICATIONS INC.
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             (Exact Name of Registrant as Specified in Its Charter)

                                    DELAWARE
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                 (State or Other Jurisdiction of Incorporation)

               0-29279                               16-1550742
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      (Commission File Number)            (IRS Employer Identification No.)

         100 CHESTNUT STREET, SUITE 600
            ROCHESTER, NEW YORK 14604                          14604
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    (Address of Principal Executive Offices)                (Zip Code)

                                 (585) 246-4231
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              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

            In order to permit Choice One Communications Inc. (the "Company", "us" or "we") time to implement our previously announced proposed financial restructuring, on August 30, 2004, we entered into a Third Standstill Agreement and Amendment (the "Senior Debt Standstill") to our senior credit facility (the "Credit Agreement") that, among other things, (i) provides that the holders of a majority of the senior debt agree until September 30, 2004 not to exercise any remedies resulting from our failure to make certain principal and interest payments due on July 30 and August 30, 2004 under the Credit Agreement, and (ii) amends the minimum cash covenant in the Credit Agreement. We also entered into on August 30, 2004 a Second Subordinated Notes Waiver and Agreement (the "Subordinated Notes Waiver") with respect to our subordinated notes (the "Subordinated Notes") that waives until September 30, 2004 any event of default under the Subordinated Notes resulting from the failure to make such payments due under the Credit Agreement. The Senior Debt Standstill and the Subordinated Notes Waiver are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

            On August 30, 2004, we also entered into a Lock Up Agreement (the "Lock Up Agreement") with the holders of approximately 91.7% of our senior debt and approximately 87.3% of our Subordinated Notes pursuant to which such holders agree to vote in favor of and support the Company's proposed financial restructuring plan, subject to the terms and conditions contained in the Lock Up Agreement, including the terms of the proposed restructuring set forth in the term sheet annexed to the Lock Up Agreement. As previously disclosed, it is intended that the restructuring will be accomplished pursuant to a "pre-packaged" or "pre-negotiated" bankruptcy proceeding pursuant to which (i) the senior debt will be exchanged for $175 million of new senior notes and 90% of our common stock, (ii) the subordinated debt will be exchanged for 10% of our common stock and warrants to acquire additional shares of common stock, and
(iii) our presently outstanding common stock, preferred stock, options and warrants will be cancelled without receiving any distribution. The Lock Up Agreement also has annexed a term sheet for $20 million of debtor-in-possession financing expected to be provided by certain of the senior lenders during the bankruptcy case. The foregoing description of the Lock Up Agreement and such annexes thereto is qualified in its entirety by reference to such Lock Up Agreement and annexes, copies of which are attached hereto as Exhibit 10.3 and are incorporated herein by reference.

ITEM 5.01.       CHANGES IN CONTROL OF REGISTRANT

      (b) See the above description of the Lock-Up Agreement, which is incorporated herein by reference, as to a proposed change in control of the Company.

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ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS

(c)              Exhibits.

10.1 Third Standstill Agreement and Amendment to the Credit Agreement, dated as of August 30, 2004, to the Third Amended and Restated Credit Agreement, dated as of September 13, 2002, as amended on November 12, 2002, May 5, 2004, May 12, 2004, May 25, 2004, June 30, 2004 and July 30, 2004, among the Company, its subsidiaries, and the banks, financial institutions and other lenders parties thereto.

10.2 Second Subordinated Notes Waiver and Agreement, dated as of August 30, 2004, to the Bridge Financing Agreement, dated as of August 1, 2000, as amended on June 30, 2001, August 24, 2001, September 13, 2002 and July 30, 2004, among the Company, and the banks, financial institutions and other lenders parties thereto.

10.3 Lock Up Agreement, dated as of August 30, 2004, among the Company and certain of its lenders under the Credit Agreement and certain holders of the Subordinated Notes.

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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           CHOICE ONE COMMUNICATIONS INC.

                                           By: /s/ Ajay Sabherwal
                                               ---------------------------------
                                               Name: Ajay Sabherwal
                                               Title:  Chief Financial Officer

Date: August 31, 2004

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                                  EXHIBIT INDEX

EXHIBIT NO.                        DESCRIPTION
10.1          Third Standstill Agreement and Amendment to the Credit Agreement,
              dated as of August 30, 2004, to the Third Amended and Restated
              Credit Agreement, dated as of September 13, 2002, as amended on
              November 12, 2002, May 5, 2004, May 12, 2004, May 25, 2004, June
              30, 2004 and July 30, 2004, among the Company, its subsidiaries, and the banks, financial institutions and other lenders parties thereto.

10.2          Second Subordinated Notes Waiver and Agreement, dated as of August
              30, 2004, to the Bridge Financing Agreement, dated as of August 1,
              2000, as amended on June 30, 2001, August 24, 2001, September 13,
              2002 and July 30, 2004, among the Company, and the banks, financial institutions and other lenders parties thereto.

10.3 Lock Up Agreement, dated as of August 30, 2004, among the Company and certain of its lenders under the Credit Agreement and certain holders of the Subordinated Notes.

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